Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

LORI RAVENSCROFT GEARE and ROBERT J. CASEY, II, Derivatively for the Benefit of HOSPIRA, INC.,

Plaintiffs,

v.

CHRISTOPHER B. BEGLEY, F. MICHAEL BALL, THOMAS E. WERNER, IRVING W. BAILEY, II, JACQUE J. SOKOLOV, BARBARA L. BOWLES, ROGER W. HALE, JOHN C. STALEY, CONNIE R. CURRAN, HEINO VON PRONDZYNSKI, MARK F. WHEELER, TERRENCE C. KEARNEY, RONALD A. MATRICARIA, and BRIAN J. SMITH,

Defendants,

—and—

HOSPIRA, INC., a Delaware corporation,

Nominal Defendant.

Case No. 11-cv-09074 (JJT)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER
DERIVATIVE ACTIONS

TO:                           ALL CURRENT HOLDERS OF HOSPIRA, INC. (“HOSPIRA” OR “THE COMPANY”) COMMON STOCK AS OF NOVEMBER 3, 2014 (“HOSPIRA SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THE ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.  THE ACTIONS ARE NOT “CLASS ACTIONS.” THE SETTLEMENT TERMS ARE DESIGNED TO BENEFIT HOSPIRA.  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS WITH RESPECT TO THE MERITS OF THE ACTIONS.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

This Notice is given pursuant to a Preliminary Approval Order of the U.S. District Court, for the Northern District of Illinois (the “Court”).  The purpose of the Notice is to advise you that the parties in the consolidated derivative action captioned Casey v. Begley, Case No. 11-cv-09074 (JJT) (the “Illinois Action”), pending in the U.S. District Court for the Northern District of Illinois, and the verified shareholder derivative action captioned International Union of Operating Engineers Pension Plan of Eastern Pennsylvania and Delaware v. Begley, C.A. No. 9926-VCP, pending in the Court of Chancery of the State of Delaware (the “Delaware Action” and collectively, the “Actions”), have agreed to settle the Actions (the “Settlement”) on the terms and conditions set forth in the Stipulation of Settlement dated November 3, 2014 (the “Stipulation”).  A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the United States District Court, for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604.  The Stipulation

also is available for viewing and/or downloading at the website of Hospira at www.hospira.com.  All capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.

As explained below, a Settlement Hearing will be conducted on January 23, 2015 at 10:00 a.m., before the Honorable John J. Tharp, Jr., District Judge of the U.S. District Court, Northern District of Illinois, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Courtroom 1419, Chicago, Illinois 60604 (the “District Court”), to determine whether to approve the settlement of the Illinois Action. If the Stipulation is approved by the District Court, and if the Judgment is entered in the Illinois Action, the releases and the Judgment may preclude any Hospira shareholder from further pursuing the Delaware Action. Further, upon approval by the District Court, the Stipulation of Settlement requires the Delaware Plaintiffs to seek dismissal of the Delaware Action with prejudice by the Delaware Court of Chancery.

You have the right to object to the Settlement in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen (14) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases as provided in the Stipulation, unless otherwise ordered by the Court.

This Notice is not an expression of any opinion by the Court with respect to the merits of the allegations or claims made in the Actions, the merits of the defenses asserted, or the fairness or adequacy of the proposed Settlement.  This Notice is merely to advise you of the pendency and terms of the proposed Settlement, and your rights thereto.

I.                                        SUMMARY OF THE ACTIONS AND SETTLEMENT NEGOTIATIONS

The Illinois Action was filed by Plaintiffs solely on behalf of and for the benefit of

Hospira and against the Individual Defendants.  The first of the actions that were consolidated was filed on December 21, 2011 and subsequent actions were filed and consolidated on August 10, 2012.  Plaintiffs generally allege, among other things, that certain of the Company’s current and former officers and directors breached their fiduciary duties to the Company by, among other things: (1) approving Project Fuel without first obtaining a comprehensive review of the state of Hospira’s FDA compliance; (2) causing Hospira to continue Project Fuel even after it became clear that Hospira was having U.S. Food and Drug Administration (“FDA”) compliance issues; (3) knowingly allowing the Company to publicly disclose improper statements regarding Hospira’s financial results; (4) repurchasing shares at prices they knew were inflated or, alternatively, with awareness that they had not yet gauged the full extent and cost of the Company’s legal compliance issues; and (5) selling personally held Hospira stock (or permitting such sales) on the basis of non-public information.  The Individual Defendants and Hospira deny these allegations.

Counsel for the Plaintiffs and Defendants (the “Illinois Parties”) engaged in arm’s-length negotiations concerning the terms and conditions of a potential resolution of the Action, and the Illinois Parties agreed to participate in and scheduled a mediation session with Mr. Jed Melnick, Esq. (the “Mediator”) on May 23, 2014.  In preparation for the mediation session, the Parties submitted detailed mediation briefs.  Following the May 23, 2014 mediation session and for the next several months, the Illinois Parties continued arm’s-length settlement negotiations through mediation facilitated by the Mediator.  The Delaware Plaintiff filed the Delaware Action on July 22, 2014.  The Delaware Action was based on a review of internal documents obtained from Hospira pursuant to the Delaware Plaintiff’s inspection demand dated May 15, 2013. The Delaware Action asserted claims for breach of fiduciary duty, corporate waste, and insider trading based on alleged FDA compliance problems at Hospira. The Delaware Action further asserted that the Delaware Plaintiff’s litigation demand on the Board dated February 7, 2014 had been wrongfully refused.

After the Illinois Parties agreed to key terms of a settlement (excluding attorneys’ fees), Defendants engaged in settlement discussions with the Delaware Plaintiff.  Defendants shared the settlement terms with the Delaware Plaintiff, and subsequently negotiated the inclusion of additional corporate governance reforms.  The Parties and their respective counsel spent significant work preparing, reviewing, negotiating, and ultimately agreeing upon the corporate governance reforms set forth in Exhibit A attached to the Stipulation (the “Reforms”) and attached hereto as Exhibit 1.  After reaching an agreement on the material terms of a settlement with both the Illinois and the Delaware Plaintiffs, the Parties engaged in further arm’s-length negotiations, briefing, and mediation with the Mediator concerning the amount of an attorneys’ fee and expense award.  The Parties subsequently agreed to submit the issue to a binding decision by the Mediator, subject to review and final approval by the Court.  On October 1, 2014, the Mediator recommended the Fee and Expense Award, including Incentive Amount, as set forth below.  Defendants agreed that they would not oppose awards in these amounts.  On November 3, 2014, the Parties agreed to and executed the Stipulation with the terms negotiated.

II.                                   THE SETTLEMENT TERMS

The terms and conditions of the proposed Settlement of the Actions are set forth in the Stipulation.  Hospira shall, within thirty (30) calendar days after entry of the Judgment, formally express and/or implement and maintain in substance the corporate commitments for a period of no less than three (3) years.

The corporate commitments are set forth in Exhibit 1, section II hereto, which is also

Exhibit A, section II to the Stipulation.  Defendants acknowledge and agree that the commitments confer material benefits upon Hospira and its shareholders.  Defendants acknowledge that the prosecution of the Action was a meaningful factor in the decision to adopt and/or implement the corporate reforms set forth in Exhibit A, section I, and that the corporate commitments in Exhibit A, section II came about through settlement negotiations and Mediation.

In recognition of the benefits conferred upon Hospira as a result of the prosecution and settlement of the Actions, and subject to Court approval and as determined by the Mediator, Defendants have agreed to cause Hospira or its insurance carriers to pay Illinois Plaintiffs’ Counsel attorneys’ fees and expenses for the Action in an aggregate amount not to exceed $2.3  million, and to pay Delaware Plaintiff’s Counsel attorneys’ fees and expenses in the aggregate amount not to exceed $330,000 (together, the “Fee and Expense Amount”).  The Settlement Stipulation also provides that Plaintiffs’ Counsel may apply to the Court for an Incentive Award for each Plaintiff of an amount not to exceed $3,000, which amount shall be paid out of the Fee and Expense Amount.  The Fee and Expense Amount and Incentive Award Amount was negotiated after the Parties had negotiated the material terms of the Settlement and was the result of arm’s-length negotiations between the Parties and a decision from the Mediator.

This Notice provides a summary of some, but not all, of the changes that Hospira has enacted or agreed to enact as consideration for the Settlement as to the Actions.  For a list of all of the changes, please see Exhibit 1 hereto.

III.                              RELEASES

Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims against the Released Parties; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement.

Also upon the Effective Date, each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims against Plaintiffs and Plaintiffs’ Counsel; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement.  The Delaware Plaintiffs have agreed to seek dismissal of the Delaware Action if Judgment is entered in the Illinois Action and becomes Final.

IV.                               PLAINTIFFS’ CLAIMS AND BENEFITS OF THE SETTLEMENT

Plaintiffs believe that their Actions have substantial merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions.  However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against Defendants through trial and possible appeals.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation.  Plaintiffs’ Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Actions.

Plaintiffs’ Counsel have conducted extensive investigation and work in the Actions, including, inter alia: (1) reviewing Hospira press releases, public statements, U.S. Securities and Exchange Commission filings, and securities analysts’ reports and advisories about the

Company; (2) reviewing media reports about the Company; (3) researching the applicable law with respect to the claims alleged in the Actions and the potential defenses thereto; (4) preparing and filing the complaints; (5) obtaining and reviewing highly technical documents via a FOIA request to the FDA; (6) hiring and conferring with an industry expert to advise on the FOIA documents and to advise in the preparation and drafting of the Illinois and Delaware Complaints; (7) conducting extensive damages analyses; (8) drafting an opposition to Defendants’ motion to dismiss; (9) participating in informal conferences with Defendants’ counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (10) reviewing approximately 1,000 pages of confidential documents in connection with settlement discussions; (11) thoroughly investigating these matters through an inspection demand pursuant to 8 Delaware Code section 220; (12) reviewing and analyzing documents obtained by the inspection demand for purposes of preparing and filing the Delaware Action; (13) drafting proposed extensive corporate governance reforms for Defendants; and (14) negotiating this Settlement with Defendants, including drafting and submitting extensive mediation briefs.  Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and is in the best interests of and confers substantial benefits upon Hospira and its shareholders.  Plaintiffs therefore have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

V.                                    DEFENDANTS’ DENIALS OF WRONGDOING

Defendants have denied and continue to deny the claims and contentions alleged in the Actions, along with all allegations of any wrongdoing or liability arising from any conduct, statements, acts, or omissions alleged, or that could have been alleged in the Actions or any shareholder demand relating to the events alleged in the Actions.  Defendants maintain that they have consistently fulfilled their fiduciary duties, acted at all times in good faith, and exercised their business judgment in the best interest of Hospira and its shareholders.  They have nevertheless concluded that further litigation would be protracted, expensive, and distracting and that it is desirable to settle the Actions upon the terms and conditions set forth in this Stipulation.  Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions.  Defendants have also considered that the cost of settlement on the terms set forth in this Stipulation may be less than the estimated cost of continued defense of the Actions.  Defendants have, therefore, determined that it would be beneficial that the Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation.

VI.                               THE SETTLEMENT HEARING

On January 23, 2015 at 10:00 a.m., the Settlement Hearing will be conducted before the Honorable John J. Tharp, Jr., District Judge of the United States District Court, Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1419, Chicago, Illinois 60604.  At the Settlement Hearing, the Court will: (1) determine whether the proposed Stipulation provides a fair, reasonable, and adequate resolution of the Action and is in the best interests of Hospira and its shareholders, and should be approved by the Court; (2) whether to approve the Fee and Expense Amount and the Incentive Award Amount; and (3) rule upon such other matters as the Court may deem necessary or appropriate.

VII.                          YOUR RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Hospira Shareholder may, but is not required to, appear in person and/or through counsel (at the shareholder’s expense) at the Settlement Hearing if you would like to comment on why the Stipulation, including the agreed-to Fee and Expense Amount and the Incentive Award Amount, should not be finally approved as a fair, reasonable, and adequate resolution of the Action, or why the Judgment should not be entered thereon.  If you want to be heard at the Settlement Hearing, you must first comply with the procedures for objecting, which are set forth below.  The Court has the right to change the date or time of the Settlement Hearing without further notice.  Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court.  HOSPIRA SHAREHOLDERS WHO HAVE NO OBJECTION TO THE STIPULATION DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.                     PROCEDURES FOR OBJECTING TO THE STIPULATION

Hospira Shareholders have the right to object to any aspect of the Stipulation. You must object in writing, and you may request to be heard at the Settlement Hearing.  If you choose to object, then you must follow these procedures.

A.                                    You Must Make Detailed Objections in Writing

No later than fourteen (14) calendar days prior to the Settlement Hearing, such Person shall file with the Clerk of the Court, U.S. District Court, Northern District of Illinois, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, Illinois  60604, the following information:

1.                                      a written objection to the Stipulation, as well as all documents and writings supporting such position;

2.                                      a written notice of the intention to appear if the Hospira Shareholder does intend to appear at the Settlement Hearing;

3.                                      proof of ownership of Hospira common stock, as well as documentary evidence of when such stock ownership was acquired;

4.                                      a detailed statement of the matters to be presented to the Court; and

5.                                      the grounds therefor or the reasons why such Person desires to appear in person or through counsel to be heard, as well as all documents and writings supporting such position.

The Court may not consider any objection that does not comply with these requirements.

B.                                    You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN FOURTEEN (14) CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.  The Court Clerk’s address is:

Clerk of the Court

U.S. District Court, Northern District of Illinois

Everett McKinley Dirksen U.S. Courthouse

219 South Dearborn Street

Chicago, IL 60604

On or before filing such papers with the Clerk of the Court, such papers shall be served by hand or overnight mail on the following counsel of record.

George C. Aguilar
ROBBINS ARROYO LLP
600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

and

Laurence D. Paskowitz

THE PASKOWITZ LAW FIRM, P.C.

208 East 51st Street, Suite 380

New York, NY 10022

Telephone: (212) 685-0969

Co-Lead Counsel for Illinois Plaintiffs

and

Robert C. Schubert

SCHUBERT JONCKHEER & KOLBE LLP

Three Embarcadero Center, Suite 1650

San Francisco, CA 94111

Telephone:  (415) 788-4220

and

James E. Miller

SHEPHERD, FINKELMAN, MILLER & SHAH, LLP

65 Main Street

Chester, CT 06412

Telephone: (860) 526-1100

Counsel for the International Union of Operating Engineers Pension Plan of Eastern Pennsylvania and Delaware

and

Joshua Rabinovitz

KIRKLAND & ELLIS LLP

300 North LaSalle Drive

Chicago, IL 60654

Telephone: (312) 862-2000

Counsel for the Defendants

Any Hospira shareholder who fails to object in the manner prescribed above shall be deemed to have waived such objections and shall be forever barred from raising such objection or otherwise contesting the Stipulation, including the Fee and Expense Amount and the Incentive Award Amount, and the Judgment, in this or any other action or proceeding.

IX.                              CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) Court approval of the Stipulation following notice to Hospira Shareholders and the Settlement Hearing; (ii) entry of the Judgment in the Illinois Action; (iii) payment to Plaintiffs’ Counsel of the Fee and Expense Amount approved by the Court; (iv) the Judgment becoming Final; and (v) dismissal of the Delaware Action with prejudice.  If, for any reason, any one of the conditions described in the Stipulation does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of the date immediately prior to the execution date of the Stipulation.

X.                                   HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation.  It is not a complete statement of the events of the Actions or the Stipulation.  There is additional information concerning the Settlement available in the Stipulation, which may be inspected during normal business hours at the office of the Clerk of the Court, United States District Court, Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois  60604; on Hospira’s corporate website at www.hospira.com; and on the websites of Robbins Arroyo LLP at https://www.robbinsarroyo.com/notices and Schubert, Jonckheer & Kolbe, LLP at www.schubertlawfirm.com.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO THE COURT, THE CLERK’S OFFICE, OR HOSPIRA REGARDING THIS NOTICE.  For more information concerning the Settlement, you may also call or write to: Robbins Arroyo LLP, c/o Darnell R. Donahue, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990; or Schubert Jonckheer & Kolbe LLP, c/o Robert C. Schubert, Three Embarcadero Center, Suite 1650, San Francisco, CA 94111, Telephone: (415) 788-4220.